EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No.333-134113 and No.333-177285) of Ryder System, Inc. of our report dated June 4, 2014 relating to the financial statements of Ryder System, Inc. 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
June 4, 2014